AMENDMENT NUMBER ONE
                                     to the

                         POOLING AND SERVICING AGREEMENT
                    Series 2005-HE6, Dated as of June 1, 2005
                                      among
            BEAR STEARNS ASSET BACKED SECURITIES I LLC, as Depositor
             EMC MORTGAGE CORPORATION, as Seller and Master Servicer
                                       and
                  LASALLE BANK NATIONAL ASSOCIATION, as Trustee


         This AMENDMENT NUMBER ONE is made and entered into this 25th day of July 2005, by and among BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware corporation, as depositor (the "Depositor"), EMC MORTGAGE CORPORATION, a Delaware corporation, as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer") and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as trustee (the "Trustee"), in connection with the Pooling and Servicing Agreement dated as of the date mentioned above, among the above mentioned parties (the "Agreement"), and the issuance of Asset-Backed Certificates, Series 2005-HE6. This amendment is made pursuant to Section 11.01 of the Agreement.

         1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

         2. The definition of Certificate Margin in the Agreement is hereby amended effective as of the date hereof by deleting the definition in its entirety and replacing it with the following:

         CERTIFICATE MARGIN: With respect to the Class A-1 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest A-1, 0.120% per annum.

         With respect to the Class A-2 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest A-2, 0.240% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.480% per annum in the case of each Distribution Date thereafter.

         With respect to the Class A-3 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest A-3, 0.370% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.740% per annum in the case of each Distribution Date thereafter.

         With respect to the Class M-1 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest M-1, 0.480% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.720% per annum in the case of each Distribution Date thereafter.

         With respect to the Class M-2 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest M-2, 0.680% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 1.020% per annum in the case of each Distribution Date thereafter.

         With respect to the Class M-3 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest M-3, 0.720% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 1.080% per annum in the case of each Distribution Date thereafter.

         With respect to the Class M-4 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest M-4, 1.270% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 1.905% per annum in the case of each Distribution Date thereafter.

         With respect to the Class M-5 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest M-5, 1.350% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 2.025% per annum in the case of each Distribution Date thereafter.

         With respect to the Class M-6 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest M-6, 1.800% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 2.700% per annum in the case of each Distribution Date thereafter.

         With respect to the Class M-7 Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest M-7, 3.000% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 4.500% per annum in the case of each Distribution Date thereafter.

         With respect to the Class M-8A Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest M-8A, 3.000% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 4.500% per annum in the case of each Distribution Date thereafter.

         With respect to the Class M-8B Certificates and, for purposes of the definition of "One-Month LIBOR Pass-Through Rate", REMIC II Regular Interest M-8B Certificates, 3.000% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 4.500% per annum in the case of each Distribution Date thereafter.

         3. Except as amended above, the Agreement shall continue to be in full force and effect in accordance with its terms.


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         IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Seller and
the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                            BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                     as Depositor

                            By: /s/   Baron Silverstein
                                ------------------------------
                            Name:  Baron Silverstein
                            Title: Vice President

                            EMC MORTGAGE CORPORATION
                                 as Seller and Master Servicer

                            By:/s/ Dana Dillard
                               -------------------
                            Name:    Dana Dillard
                            Title:   Senior Vice President

                            LASALLE BANK NATIONAL ASSOCIATION
                                     as Trustee


                            By:/s/ Christopher Lewis
                               ------------------------
                            Name:    Christopher Lewis
                            Title:   Assistant Vice President